UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2005

THE MEDICINES COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Drive Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

The Medicines Company (the “Company”) has issued an aggregate of 501,048 of shares of its common stock upon warrant exercises by existing investors on the dates and in the amounts set forth below:

Date	Number of Shares Issued
December 22, 2004	869
February 24, 2005	447,733
February 25, 2005	50,542
February 28, 2005	1,904

The warrants, which were issued by the Company in 2000 in connection with a private placement of securities, were scheduled to expire on March 2, 2005, if not exercised.  In each of the warrant exercises, the purchase price of $5.92 per share was paid in the form of cancellation of a portion of the warrant, in accordance with the cashless exercise provision included in the warrants; accordingly, the Company received no proceeds from the issuance of the shares. In every case, the shares were issued to an “accredited investor” without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) or Section 3(a)(9) of the Securities Act, and in reliance on similar exemptions under applicable state laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: March 3, 2005	By:	/s/ Steven H. Koehler
Steven H. Koehler
Senior Vice President and Chief Financial Officer